BriteSmile
                       Walnut Creek Office
                     101 Ygnacio Valley Road
                     Walnut Creek, CA 94596

                        Tel: 925-906-1900
                        Fax: 925-906-1919


REVISED

July 10, 1998

Ms. Cheryl Sullivan Lester
6224 Viewcrest Drive
Oakland, CA 94619

Dear Cheryl,

It is my pleasure to offer you employment with BriteSmile. The specifics of this offer are detailed below.

         Title:                     Vice President, Center Marketing and
                                    Advertising.

         Reporting:                 This position reports to Linda Oubre,
                                    President, BriteSmile Center Division.

         Responsibilities:          Develops and executed marketing strategies
                                    for launch of teeth whitening centers.
                                    Manages branding, agency relationships,
                                    advertising placement, and medial relations in center markets. Directs consumer research activities. Manages marketing activities for laser eye and other center concepts as they are implemented.

         Base Salary:               Annual base salary of $120,000.

         Incentive                  Plan:  An  incentive   bonus  plan  will  be
                                    developed  and  agreed  upon no  later  than
                                    September  30,  1998.  This  incentive  will
                                    consist of a minimum annual target of 10% of
                                    base salary and will be based on  short-term
                                    and  long-term   company  goals  for  center
                                    launches, budgeted income and cash flow, and procedure volume.

         Stock Options:             Options to buy shares of BriteSmile will be
                                    granted. The options incentive plan will be comparable with those paid to individuals of similar level in the company.

         Benefits:                  You will receive employee benefits including
                                    vacation according


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                                    to BriteSmile Company policy.

         Start Date:                Your start date will be August 5, 1998.

         Sole Endeavor:             BriteSmile shall be your sole endeavor.  Any
                                    patents, licenses, or business ideas related to BriteSmile's business generated during the terms of your employment will be owned by BriteSmile.

         At Will Employment: Your employment is considered at will employment which can be terminated at any time. If employment is terminated "without cause" ("cause" is defined as business dishonesty or any conduct involving moral turpitude) then you will be entitled to severance pay according to BriteSmile company policy.

We have a very exciting time in front of us, and I look forward to you being a part of the team that "makes it happen". Please acknowledge your acceptance of this offer by signing and dating below. Let me know if you have any questions.


Sincerely,

/s/ Linda S. Oubre
Linda S. Oubre
President, Center Division
BriteSmile



Accepted
/s/ Cheryl S. Lester                       Date 7/10/98
-------------------------------------------    -------------------------------

cc:      Tony Pilaro
         Michael Bonner
         Carol Lewis